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                                THE BUCKLE, INC.
                           DEFERRED COMPENSATION PLAN
                             AND TRUST AGREEMENT


                         (EFFECTIVE FEBRUARY 1, 1999)


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                                THE BUCKLE, INC.
                              DEFERRED COMPENSATION PLAN

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                                TABLE OF CONTENTS

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INTRODUCTION                                                                   1

ARTICLE I             GENERAL DEFINITIONS                                      2

ARTICLE II            PARTICIPATION                                            8

ARTICLE III           DEFERRED COMPENSATION PLAN CONTRIBUTIONS FOR
                      ELIGIBLE EMPLOYEES                                       9

ARTICLE IV            GENERAL PROVISIONS REGARDING CONTRIBUTIONS              11

ARTICLE V             ALLOCATIONS TO PARTICIPANTS'ACCOUNTS                    12

ARTICLE VI            DEEMED INVESTMENT OF CONTRIBUTIONS TO PLAN              13

ARTICLE VII           VESTING                                                 14

ARTICLE VIII          PAYMENT OF BENEFITS                                     16

ARTICLE IX            DESIGNATION OF BENEFICIARY                              18

ARTICLE X             FUNDING                                                 19

ARTICLE XI            ADMINISTRATION                                          20

ARTICLE XII           AMENDMENTS. ACTION BY COMPANY, AND TERMINATION          24

ARTICLE XIII          MISCELLANEOUS PROVISIONS                                26


APPENDIX A            SCHEDULE OF EMPLOYEES ELIGIBLE TO PARTICIPATE
                      IN DEFERRED COMPENSATION PLAN

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                                THE BUCKLE, INC.
                           DEFERRED COMPENSATION PLAN


                                  INTRODUCTION

         The Buckle, Inc. (the "Company") hereby establishes The Buckle, Inc. Deferred Compensation Plan (the "Plan") effective as of February 1, 1999, in order to provide additional deferred compensation opportunities to certain key employees. The Plan is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. As such, the Plan is not intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code.

                                    ARTICLE I

                              GENERAL DEFINITIONS

            SECTION 1.01. Account. The account maintained for a Participant to record his or her share of the Company Contributions and Deferral Contributions and adjustments relating thereto.

            SECTION 1.02. Administration Committee or Committee. The persons appointed pursuant to Article XI to administer the Plan in accordance with said Article.

            SECTION 1.03. Beneficiary. Any person designated under Article IX by the Participant to receive any benefit payable under the Plan by reason of the Participant's death.

            SECTION 1.04. Board of Directors or Board. The Board of Directors of the Company.

            SECTION 1.05. Change in Control. Change in Control means:

            (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act")) other than (1) an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates or (2) Dan Hirschfeld or any member of his family (including his spouse, or any lineal descendent) or The Hirschfeld Family Foundation or any of his or their affiliates, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25 percent or more of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or of equity securities having a value equal to 25 percent or more of the total value of all equity securities of the Company, if, at the time of such acquisition Dan Hirschfeld, members of his family, The Hirschfeld Family Foundation and his or their affiliates own less than 50 percent of the outstanding voting securities of the Company or less than 50 percent of the total value of all equity securities of the Company or less than 50 percent of the total value of all equity securities of the Company;

            (b) individuals who, as of the effective date of the Plan, constitute the Board, and subsequently elected members of the Board whose election is approved or recommended by at least a majority of such current members or their successors whose election was so approved or recommended, cease for any reason to constitute at least a majority of such Board; or

            (c) approval by the stockholders of the Company of (1) a merger, reorganization or consolidation with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately before such merger, reorganization or consolidation do not, after such merger, reorganization or consolidation, beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such merger, reorganization or consolidation, (2) a liquidation or dissolution of the Company or (3) the sale or other disposition of all or substantially all of the assets of the Company.

            SECTION 1.06. Company. The Buckle, Inc.

            SECTION 1.07. Company Contribution. The credits made to the Plan by the Company under Section 3.02 hereof.

            SECTION 1.08. Compensation. The total cash compensation actually paid to a Participant during a Plan Year, including pre-tax contributions made on behalf of the Participant under the Profit Sharing Plan, including deferrals under Section 125 or similar provisions of the Internal Revenue Code and deferrals under this Plan, including base salary, hourly wages, bonuses, overtime compensation, commissions and incentives, but excluding the value of any non-cash fringe benefits.

            SECTION 1.09. "Deemed Investment" shall mean an investment medium permitted by the Employer in which a Participant may direct the Employer as to how the Participant's Account is deemed invested.

            SECTION 1.10. Deferral Contribution. The credits made to the Plan by the Company under Section 3.01 hereof on behalf of an Eligible Employee in accordance with such Participant's election.

            SECTION 1.11. Disability. A physical or mental condition which, in the judgment of the Administration Committee, based upon medical reports and other evidence satisfactory to the Administration Committee, permanently prevents an Employee from satisfactorily performing his or her usual duties for the Company or the





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duties of such other position or job which the Company makes available to him or her and for which such Employee is qualified by reason of his or her training, education or experience.

            SECTION 1.12. Eligible Employee. An Employee who is part of a select group of highly compensated or management employees and (a) who is identified on Appendix A attached hereto; or (b) who is declared eligible to participate in a resolution hereafter duly adopted by the Board of Directors.

            SECTION 1.13. Employee. Any person who is employed by the Company.

            SECTION 1.14. Former Participant. A Participant whose employment with the Company has terminated or who has otherwise ceased to be an Eligible Employee, but who has a vested Account balance under the Plan which has not been paid in full and, therefore, is continuing to participate in the allocation of Trust Fund Income.

            SECTION 1.15. Good Cause. Good cause shall be deemed to exist if, and only if:

            (a) The Participant engages in acts or omissions constituting dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing or malfeasance;

            (b) The Participant is convicted of a criminal violation involving fraud or dishonesty; or

            (c) The Participant materially breaches the terms of any Agreement between the Participant and the Company relating to the Participant's employment, or materially fails to satisfy the conditions and requirements of the Participant's employment with the Company, and such breach or failure by its nature is incapable of being cured, or such breach or failure remains uncured for more than thirty days following receipt by the Participant of written notice from the Company specifying the nature of the breach or failure and demanding the cure thereof. For purposes of this paragraph, inattention by the Participant to the Participant's duties shall be deemed a breach or failure incapable of cure. Notwithstanding anything herein to the contrary, in the event the Company shall terminate the employment of the Participant for Good Cause hereunder, the Company shall give at least thirty days prior written notice to the Participant specifying in detail the reason or reasons for the Participant's termination.

            SECTION 1.16. Good Reason. Good Reason shall exist if:

            (a) There is a significant reduction in the scope of the Participant's authority;

            (b) There is a reduction in the Participant's rate of base pay;

            (c) The Company changes the principal location in which the Participant is required to perform services; or

            (d) The Company terminates or amends any Incentive Plan or Retirement Plan so that, when considered in the aggregate with any substitute Plan or Plans, the Incentive Plans and Retirement Plans in which the Participant is participating fail to provide the Participant with a level of benefits equivalent to at least 90 percent of the value of the level of benefits provided in the aggregate by such incentive Plans or Retirement Plans at the date of a Change in Control. "Incentive Plans" shall mean any incentive, bonus, deferred compensation or similar plan or arrangement currently or hereafter made available by the

            Company in which the Participant is eligible to participate. For purposes of the 90 percent test, the level of the value of benefits shall be compared based on comparable levels of performance, and a reduction in benefits resulting from a failure to meet performance targets shall not constitute Good Reason, so long as the performance targets are comparable and the level of benefits would not have been reduced by more than 10 percent had the performance targets been achieved. "Retirement Plans" shall mean any qualified or supplemental defined benefit retirement plan or defined contribution retirement plan, currently or hereinafter made available by the Company in which the Participant is eligible to participate, or any private arrangement maintained by the Company solely for the Participant, including, but not limited to The Buckle, Inc. Cash or Deferred Profit Sharing Plan.

            SECTION 1.17. Income. The net gain or loss from Deemed Investments, as reflected by deemed interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses on the Deemed Investments. In determining the Income of the Trust Fund as of any date, assets shall be valued on the basis of their then fair market value.

            SECTION 1.18. Participant. Any person participating in the Plan in accordance with the provisions of Article II.

            SECTION 1.19. Plan. The Buckle, Inc. Deferred Compensation Plan, the plan set forth herein, as amended from time to time.

            SECTION 1.20. Plan Year. The twelve-month period commencing February 1 and ending January 31.

            SECTION 1.21. Quarter. The first, second, third and fourth three-month periods of the Plan Year.

            SECTION 1.22. Retirement. Termination of employment for reasons other than death or Disability.

            SECTION 1.23. Profit Sharing Plan. The Buckle, Inc. Cash or Deferred Profit Sharing Plan, as amended from time to time.

            SECTION 1.24. Trust or Trust Fund. The Trust or Trust Fund maintained in accordance with the terms of the Trust Agreement, as from time to time amended.

            SECTION 1.25. Trust Agreement. The Trust Agreement dated as of February 1, 1999, as amended, substituted, or replaced from time to time, entered into between the Company and the Trustee, under which Company Contributions and Deferral Contributions will be received, held, invested, and disbursed for purposes of the Plan.


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            SECTION 1.26. Trustee. National Bank of Commerce Trust and Savings
Association, or any successor trustee appointed pursuant to the Trust Agreement.

            SECTION 1.27. Valuation Date. The last business day of any Quarter.

                                   ARTICLE II

                                 PARTICIPATION


            SECTION 2.01. Commencement of Participation. Each Eligible Employee listed in Appendix A shall commence participation in this Plan as of February 1, 1999. Any Employee who hereafter becomes an Eligible Employee shall commence participation in this Plan as of the date specified by the Board of Directors in the resolution declaring such Employee to be eligible to participate in the Plan.

                                   ARTICLE III

        DEFERRED COMPENSATION PLAN CONTRIBUTIONS FOR ELIGIBLE EMPLOYEES

            SECTION 3.01. Deferral Contributions for Eligible Employees. Each Participant who is an Eligible Employee may elect, on forms furnished by the Company, to reduce his or her Compensation otherwise payable to said Participant by the percentage(s) specified by the Participant in an appropriate election form; provided, however, that a Participant may not defer more than twelve percent (12%) of his or her Compensation. For an Eligible Employee who is a participant in the Profit Sharing Plan, reductions in Compensation will not begin until the amount of elective deferrals under the Profit Sharing Plan has reached the maximum amount of elective deferrals permissible for such Eligible Employee under the terms of said Profit Sharing Plan. The amounts of such reductions in Compensation shall be credited to the Plan on behalf of such Participant by the Company. Each such election shall be made prior to the period of deferral specified in the election and shall be irrevocable as to such period of deferral. A period of deferral shall commence on February 1 and shall not be shorter than twelve months; provided, an Eligible Employee who becomes eligible to participate in the Plan on February 1, 1999 as a result of the initial adoption of this Plan may make an election pursuant to this paragraph within 45 days after February 1, 1999, but such election shall apply only to Compensation earned subsequent to the election. All amounts credited on behalf of a Participant under this paragraph shall be called "Deferral Contributions," and shall be in addition to any credits due pursuant to paragraph 3.02 hereof with respect to the same Participant.

            SECTION 3.02. Company Contributions for Participants. The Company will credit an annual matching credit to the Plan for the Account of each Participant for whom a Deferral Contribution is made and who is employed on the last day of the Plan Year to which the Deferral Contribution relates. All credits due under this Paragraph shall be "Company Contributions" and shall be in an amount calculated as a percentage of the Deferral Contribution made on behalf of a Participant. The percentage shall be as stated on Appendix A or as set forth in a Board resolution hereafter adopted identifying an additional Eligible Employee. However, the Company shall not make Company Contributions with respect to a Participant's Deferral Contributions which exceed 6 percent of the Participant's Compensation. For example, if a Participant's Deferral Contributions total 8 percent of his or her Compensation and the Participant's Company Contribution percentage on Appendix A is 50 percent, the maximum Company Contribution will be 3 percent of the Participant's Compensation.

                                   ARTICLE IV

                   GENERAL PROVISIONS REGARDING CONTRIBUTIONS

            SECTION 4.01. Time of Payment of Company Contribution and Deferral Contribution Amounts. Amounts equal to Company Contributions and Deferral Contributions shall be paid to the Trustee as soon as administratively possible, but in no case later than April 15 following the close of the Plan Year for which they are made.

            SECTION 4.02. Withholding Payroll Taxes. To the extent required by the laws in effect at the time contributions are made, the Company shall reduce such contributions made hereunder by the amount of any taxes required to be withheld from the Participant's Compensation for federal, state or local government purposes, and an amount equal to the reduction shall be withheld from the Participant's Compensation otherwise paid.



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                                    ARTICLE V

                     ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

            SECTION 5.01. Accounts. The Administration Committee shall create and maintain adequate records to disclose the interest in the Trust of each Participant, Former Participant and Beneficiary. Such records shall be in the form of individual Accounts, and credits and charges shall be made to such Accounts in the manner herein described. The maintenance of individual Accounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each Account shall not be required.

            SECTION 5.02. Allocations to Accounts. The Accounts of Participants, Former Participants and Beneficiaries shall be adjusted in accordance with the following:

            (a) Income. All Income of the Trust Fund for each Quarter attributable to the Deemed Investments made pursuant to
                        Article VI hereof shall be allocated to Accounts of Participants in accordance with the Deemed Investments made for such Participants' Accounts pursuant to Article VI hereof and in proportion to their previous Account balances.

            (b) Company Contributions. As of the end of each Plan Year, the Company Contribution for such Plan Year shall be allocated to the Accounts of Participants. Such allocations shall be in the amounts specified in Section 3.02.

            (c) Deferral Contributions. As of the end of each Quarter, the Deferral Contributions for such Quarter shall be allocated to the Accounts of the Participants who have elected to have Deferral Contributions made on their behalf, in accordance with the amounts indicated by such elections.


                                   ARTICLE VI

                   DEEMED INVESTMENT OF CONTRIBUTIONS TO PLAN

            SECTION 6.01. Allocation to Investment Funds. Any amounts credited to a Participant's Account shall be deemed invested as the Participant directs among various funds or other investment vehicles or options as the Employer or Committee may allow in its sole discretion for such deemed investments.

            SECTION 6.02. Changes in Investment Elections. The Employer or the Committee will specify the manner and frequency in which a Participant may make or change his or her deemed investment elections. Until such time as the Employer or Committee shall direct further, Participants may change their deemed investment elections effective as soon as administratively possible following the commencement of the Quarter following the Committee's receipt of the Participant's changed investment election.

                                   ARTICLE VII

                                    VESTING

            SECTION 7.01. Vesting Defined. The term "vested" or "vested interest" shall mean a nonforfeitable, noncontingent right of the Participant or his Beneficiaries to a present or future enjoyment of any allocation to the Participant's Account, including subsequent Company Contributions and Deferral Contributions and deemed investment Income allocated thereto.

            SECTION 7.02. Deferral Contributions Account. A Participant shall be 100 percent vested in his or her Deferral Contributions Account at all times.

            SECTION 7.03. Company Contributions Account. A Participant shall be vested in the percentage of his or her Company Contributions Account as is equal to the percentage that he or she is vested in his or her Employer Contribution Account under the Profit Sharing Plan; provided however that a Participant shall forfeit his or her entire Company Contributions Account balance upon the occurrence of one of the following events:

            (a) Participation in any fraud, commission of any felony or the intentional destruction or misappropriation of property belonging to the Company,

            (b) The Participant makes any materially disparaging statements concerning the Company following his or her termination of employment with the Company,

            (c) The Participant uses any of the Company's proprietary information following termination of employment with the Company,

            (d) Upon termination of employment, the Participant fails to execute, deliver to the Company and perform in accordance with the terms of, a confidentiality and nondisclosure agreement in form satisfactory to the Company in which the Participant agrees to maintain and keep all nonpublic information strictly confidential and to not disclose the same in any form to any person, firm or entity, or use the same for any purpose whatsoever except as such disclosures may be required by any governmental agency or at any time by law. Nonpublic information shall include, but not be limited to, all trade secrets and other information pertaining to or in any way connected with present or future products or services or any component parts thereof; the Company's routines, standards, and procedures, and all information undertaken or made in connection therewith; all information relating to customer, personnel and/or employee relations, marketing, business plans, business or marketing research; all information relating to financial and/or other business affairs; and all files, documents, contracts, materials, listings, computer programs, printouts, source codes, drawings, specifications, processes, applications, techniques, routines, formulas and information of every name, nature or description, whether or not the same is in machine readable form or reduced to writing, which pertain thereto; or

            (e) The Participant's failure to give not less than nine months' advance written notice to the Company's Chairman of the Board of the Participant's voluntary termination of employment with the Company, unless such notice is waived in writing by said Chairman of the Board.

Forfeitures of a Participant's Employer Contribution Account pursuant to this section shall not inure to the benefit of the other Plan Participants. At the direction of the Company, the Trustee will apply any Trust assets that were allocated for record keeping purposes to a Participant's forfeited Employer Contribution Account as an offset to contributions which the Company would otherwise make to the Trust after the time the forfeiture occurs.


                                  ARTICLE VIII

                              PAYMENT OF BENEFITS

            SECTION 8.01. Time of Distribution. Distribution of a Participant's Account balance shall be made or commence as soon as administratively practical following (but in no case later than the 60th day following the close of a Plan Year in which there occurs) the earliest of the following events:

            (a) The later of the termination of employment of an actively employed Participant or such Participant's attainment of age 59 1/2.

            (b)         Disability of a Participant.

            (c)         Death of a Participant.

            (d) Following a Change in Control and within 12 months thereof, the Participant's termination of employment by the Employer for any reason other than Good Cause or the Participant's voluntary termination of employment with the Company for Good Reason.

            SECTION 8.02. Method of Payments. The Participant may elect in accordance with Section 8.03 hereof to receive payment under either of the following alternate methods:

            (a) A single lump sum payment, or

            (b) Periodic payments of substantially equal amounts for ten years remaining from the benefit commencement date, in which event the unpaid balance as of each Valuation Date shall share in the allocation of Trust Fund Income in accordance with the provisions of Section 5.02. Such periodic payments shall be made not less frequently than annually. If Participant's death occurs before all periodic payments have been made, the remaining amounts shall be paid to Participant's beneficiary in a lump sum on the next installment payment date following Participant's death, unless the Participant specifies in his or her election form that the periodic payments shall continue.

If the Participant fails to elect a method of payment, benefits shall be paid in a single lump sum payment.

            Notwithstanding the foregoing, the Committee may, in its sole discretion and in accordance with uniform procedures as it may adopt, direct the Trustee to distribute any Account balance in less frequent periodic payments than those elected by the Participant or Beneficiary or in a single lump sum, so as to avoid the payment of anything less than a nominal amount per period as determined by the Committee.

            SECTION 8.03. Participant Elections. Elections as to the time and method of distribution in accordance with this Article may be made by a Participant on a form prescribed by the Administration Committee. To be effective, such election form must be filed by the Participant at least six months prior to the date his or her benefit payments would become due under the Plan. An election shall become irrevocable and unalterable no later than the date benefits have become due and payable in accordance with Section 8.01.


                                   ARTICLE IX

                           DESIGNATION OF BENEFICIARY

            SECTION 9.01. Designation. Each Participant or Former Participant from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his or her Beneficiary or Beneficiaries to whom his or her Plan benefits are paid if he or she dies before receipt of all such benefits. Each Beneficiary designation shall be in the form prescribed by the Administration Committee and will be effective only when filed with the Administration Committee during the Participant's lifetime. Each Beneficiary designation filed with the Administration Committee will cancel all Beneficiary designations previously filed with the Administration Committee.

            SECTION 9.02. Disposition of Death Benefits on Failure to Designate Beneficiary. If any Participant or Former Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, benefits shall be paid to the Personal Representative of the Participant's estate.

                                    ARTICLE X

                                    FUNDING

            SECTION 10.01. Obligation of the Company. Benefits under this Plan shall be payable out of the general assets of the Company. The obligation of the Company to make benefit payments under this Plan constitutes merely the unsecured, but legally enforceable, promise of the Company to make such payments, and no Participant, Former Participant or Beneficiary shall have any lien, prior claim, or other security interest in any property of the Company.

            SECTION 10.02. Trust Fund. The Trust Fund shall for all purposes be part of the general assets of the Company, and no person other than the Company shall have any interest in the Trust Fund. To the extent that any person acquires a right to receive payment from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

                                   ARTICLE XI

                                 ADMINISTRATION

            SECTION 11.01. Administration Committee and Expenses. The Plan shall be administered by an Administration Committee consisting of at least three persons who shall be appointed by and serve at the pleasure of the Board of Directors of the Company. All usual and reasonable expenses of the Administration Committee may be paid in whole or in part by the Company. Any members of the Administration Committee who are Employees shall not receive compensation with respect to their services for the Administration Committee.

            SECTION 11.02. Claims Procedure. The Administration Committee shall make all determinations as to the right of any person to a benefit. Any denial by the Administration Committee of the claim for benefits under the Plan by a Participant or Beneficiary shall be stated in writing by the Administration Committee and delivered or mailed to the Participant or Beneficiary, and such notice shall set forth the specific reasons for the denial, written to the best of the Administration Committee's ability in a manner that may be understood without legal counsel. In addition, the Administration Committee shall afford a reasonable opportunity to any Participant or Beneficiary whose claim for benefits has been denied for a review of the decision denying the claim.

            SECTION 11.03. Duties and Powers. The Administration Committee shall have such duties and powers as it deems necessary for the administration of the Plan including, but not by way of limitation, the following:

                  (a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

                  (b) to prescribe procedures to be followed by Participants, Former Participants or Beneficiaries filing applications for benefits;

                  (c) to prepare and distribute, in such manner as the Administration Committee determines to be appropriate, information explaining the Plan;

                  (d) to receive from the Company and from Participants, Former Participants or Beneficiaries such information as shall be necessary for the proper administration of the Plan;

                  (e) to furnish the Company, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

                  (f) to receive, review and keep on file (as it deems convenient and proper) reports of benefit payments by the Trustee and reports of disbursements for expenses directed by the Administration Committee;

                  (g) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal counsel.

            Except as otherwise expressly provided in this Plan, the Administration Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements or eligibility for a benefit under the Plan.

            SECTION 11.04. Rules. The Administration Committee may adopt such rules as it deems necessary, desirable or appropriate. All rules and decisions of the Administration Committee shall be uniformly and consistently applied to all Participants, Former Participants or Beneficiaries in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant, Former Participant or Beneficiary, the Company, the legal counsel of the Company, or the Trustee.

            SECTION 11.05. Action by Committee. The Administration Committee may act at a meeting or in writing without a meeting. The Administration Committee shall elect one of its members as chairman, appoint a secretary, who may or may not be an Administration Committee member, and advise the Trustee of such actions in writing. The secretary shall keep a record of all meetings and forward all necessary communications to the Company or the Trustee. The Administration Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Administration Committee shall be made by the vote of the majority including actions in writing taken without a meeting.

            SECTION 11.06. Directions to Trustee. The Administration Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan and warrants that all such directions are in accordance with this Plan.

            SECTION 11.07. Applications for Benefits. The Administration Committee may require a Participant, Former Participant or Beneficiary to complete and file with the Administration Committee an application for a benefit and all other forms approved by the Administration Committee and to furnish all pertinent information requested by the Administration Committee. The Administration Committee may rely upon all such information so furnished it, including the Participant's, Former Participant's or Beneficiary's current mailing address.

            SECTION 11.08. Benefits to Persons Under Legal Disability. Whenever, in the Administration Committee's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Administration Committee may direct the Trustee to make payments to such person or to his or her legal representative or to a relative or friend of such person for his or her benefit, or the Administration Committee may direct the Trustee to apply the payment for the benefit of such person in such manner as the Administration Committee considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Article shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

            SECTION 11.09. Indemnification. The Administration Committee and the individual members thereof shall be indemnified by the Company and not from the Trust Fund against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

                                   ARTICLE XII

                 AMENDMENTS, ACTION BY COMPANY, AND TERMINATION


            SECTION 12.01. Amendments. The Company reserves the right to make from time to time any amendment or amendments to this Plan and, subject to the provisions of Section 12.05 hereof, to terminate the Plan.

            SECTION 12.02. Action by Company. Any action by the Company under this Plan may be by resolution of its Board of Directors or by any person or persons duly authorized by resolution of said Board to take such action.

            SECTION 12.03. Successor Company. In the event of the dissolution, merger, consolidation or reorganization of the Company, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, the successor shall be substituted for the Company under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor, and the successor shall have all of the powers, duties and responsibilities of the Company under the Plan.

            SECTION 12.04. Termination of Plan. The Company may terminate its participation in the Plan at any time. In the event of the dissolution, merger, consolidation or reorganization of the Company, the Plan shall terminate unless the Plan is continued by a successor to the Company in accordance with Section 12.03.

            SECTION 12.05. Distribution of Trust Fund. Upon termination or partial termination of the Plan, the Committee may direct the Trustee: (a) to continue to administer the Trust Fund and pay account balances in accordance with Article VIII to Participants affected by the termination upon their termination of employment, or to their Beneficiaries upon such Participant's death, until the Trust Fund has been liquidated and (b) to distribute the assets remaining in the Trust Fund, after payment of any expenses properly chargeable thereto and all benefits provided by the Plan, to the Company.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS


            SECTION 13.01. No Employment Contract. Nothing contained in the Plan shall be construed as a contract of employment between the Company and any Employee, or as a right of any Employee to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any of its Employees, with or without cause.

            SECTION 13.02. Rights of Participants and Beneficiaries. No Participant, Former Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund at any time, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Participant, Former Participant or Beneficiary out of the assets of the Trust Fund.

            SECTION 13.03. Benefits Not Assignable. Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse or for any other relative of the Participant, Former Participant or Beneficiary, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to otherwise dispose of any right to benefits payable hereunder shall be void.

            The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

            SECTION 13.04. Suspension of Benefits Upon Re-employment. If a Former Participant who is in receipt of periodic payments hereunder in accordance with Section 8.02 is re-employed by a Company, such payments shall be suspended during the period of such re-employment, and the Participant may make a new election in accordance with Section 8.02 with respect to the distribution of his or her Account balance to be made at the time of his or her subsequent Retirement, death or Disability.

            SECTION 13.05. Gender and Number. The masculine pronoun whenever used herein will include the feminine gender, and the singular number as used herein will include the plural and the plural the singular unless the context clearly indicates a different meaning.

            SECTION 13.06. Construction. The provisions of this Plan shall be construed according to the federal laws governing employee benefit plans of this type, and to the extent applicable, according to the laws of the State of Nebraska.

            IN WITNESS WHEREOF, The Buckle, Inc. Deferred Compensation Plan is hereby adopted by the Company effective as of February 1, 1999.

                                        THE BUCKLE, INC. (the "Company")


                                        By: /s/ DANIEL J. HIRSCHFELD
                                           -----------------------------------
                                        Title: CHAIRMAN OF BOARD
                                               -------------------------------

                                   APPENDIX A

                   THE BUCKLE, INC. DEFERRED COMPENSATION PLAN

                  SCHEDULE OF EMPLOYEES ELIGIBLE TO PARTICIPATE
                          IN DEFERRED COMPENSATION PLAN


                                                                 STATED PERCENTAGE
                                                                    OF EMPLOYER
                                  NAME                              CONTRIBUTIONS
                                  ----                              -------------

                              Dennis Nelson                             65%
                              Scott Porter                              50%
                              Jim Shada                                 50%
                              Gary Lalone                               50%
                              Brett Milkie                              50%
                              Karen Rhoads                              50%
